Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.


                                                                   EXHIBIT 10.18

        [LOGO]  [LOGO]

--------------------------------------------------------------------------------

February 10, 1999

Mr. Lance Mortensen
Chairman and CEO
ZapMe Corporation
3000 Executive Parkway
San Ramon, CA 94583

Ref.: Spacenet/ZapMe Agreement (Revision 3)

VIA EMAIL: Imortensen@zapme.com

Dear Mr. Mortensen:

          The purpose of this letter is to outline our mutual understanding between ZapMe Corporation ("ZapMe") and Spacenet, Inc. ("Spacenet") to proceed with its plans to construct a formal contract to provide VSAT network shared hub services. By its counter-signature below, ZapMe agrees to negotiate in good faith with Spacenet to successfully execute a formal shared hub services agreement based on the key business elements outlined in this letter. Spacenet in turn agrees to begin proceeding in good faith to put into place the infrastructure necessary to provide these shared hub services to ZapMe, on a schedule determined by both parties.

          In addition, provided for your review is Section B of Spacenet's Standard Service Agreement. Section B is titled "General Terms and Conditions."

          Specifics of Spacenet's and ZapMe's objectives are as follows, subject to execution of a mutually satisfactory shared hub services agreement:

OBJECTIVES OF SPACENET

         Spacenet will begin proceeding to finalize efforts already under way to provide network services at our [*] Shared Hub facility and to have these services available within 45 days or less, following signature between Spacenet and ZapMe of a formal agreement for shared hub services. A specific schedule (Gannet Chart) will be provided by a Spacenet assigned Program Manager upon execution of this document. The services provided through this facility include:

         - Uplinking to a [*]-Band satellite with [*] coverage (GE-5Dedicated Satellite Space Segment)

--------------------
[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.

         - [*]Equipment/Installation services for a 1.2 meter remote VSAT systems (includes Antenna/LNB/Non-Penetrating Roof Mount/interfaced with ZapMe provided PC system with installed SkySurfer Cards) Maintenance services for the remote VSAT systems (includes on-site maintenance for Spacenet provided equipment including SkySurfer Cards as long as the ZapMe provided PC is dedicated only to the VSAT network)

         -        Hub and network operations services and traffic management lab

         -        24-hour Hub network management services

         -        Installation of Dedicated SkySurfer Hub (Provided by ZapMe)

         -        24-hour 2nd level help desk

         -        Network design services to support ZapMe applications

         - Terrestrial interconnection support (ZapMe Responsible for costs)

         Based on a minimum firm commitment from ZapMe of [*] remote sites for a minimum 36-month term of service, Spacenet's service charges for the entire service as outlined above will be approximately:

                                       [*]

         These prices are also based upon a roll-out schedule wherein all current ZapMe sites will be transitioned from their current location/operations to the Spacenet shared hub service or new sites installed within 3 months following the availability of the shared hub services.

         *Note: The price above assumes the following in terms of satellite space segment allocation for [*] sites. If the amount of outbound (hub) and/or inbound (VSAT) traffic exceeds the allocated space segment amounts indicated below, Spacenet and ZapMe will work together to agree upon revised pricing based on additional satellite bandwidth allocations.

         In any case, Spacenet and ZapMe agree that after approximately one year following the date of service, both parties will review actual space segment utilization by ZapMe, and may agree upon an adjust of space segment pricing, as well as bandwidth and power allocation based on actual usage.

Beginning Space Segment Allocation:

         -        Outbound Space Segment Allocation--[*]

         -        Inbound Space Segment Allocation--[*]

         Spacenet and ZapMe agree that if additional sites are added above the [*] site commitment, the per-site charge will remain the same provided each such additional site has a 3-year term and provided that the ratio of bandwidth/per site remains approximately equal to the ratio in the initial [*] sites.
-------------------------------------------------------------------------------

[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.

OBJECTIVES OF ZAPME

         In return for the foregoing, ZapMe agrees, upon receipt from Spacenet of a draft of this formal agreement, to use its best efforts to negotiate and execute such agreement within thirty (30) days after receipt of the draft agreement, unless the parties agree to an extension.

         ZapMe agrees to guarantee its fulfillment of obligations addressed in ZapMe issued Purchase Orders 000339 and 000340. These purchase orders, already issued by ZapMe to Spacenet, include the procurement of a SkySurfer Hub, a two-way satellite hub, two-way PC Cards and RFT, IP encapsulater, Optibase video encoder, SkySurfer Cards, Optibase decoder per client, license, and training.

         If you agree with the foregoing, please counter-sign below and return this letter to me at 1750 Old Meadow Road, McLean, Virginia 22102.

Respectfully yours,

Stuart Chimes
Sr. Technical Marketing Manager

CC:      B. Murray-ZapMe
         D. Shiff-Spacenet
         I. Kaplan-Spacenet

AGREED AND ACCEPTED
ZAPME CORPORATION

/s/ Lance Mortensen
-------------
SIGNATURE

Lance Mortensen
-------------
NAME

CEO
-------------
TITLE

-------------
DATE

                                Service Agreement
                                     Between
                               ZapMe! Corporation
                                       and
                                  Spacenet Inc.
                               Agreement No. 1654
                                  June 11, 1999

                                TABLE OF CONTENTS

Section A--Services and Prices.......................................         2
   Overview..........................................................         2
   Network Information...............................................         3
   Prices............................................................         4
   Notices and Points of Contact.....................................         6
Section B--General Terms and Conditions..............................         7
1.   Term............................................................         7
2.   Charges and Payments............................................         7
3.   Taxes and Fees..................................................         8
4.   Assignment......................................................         8
5.   Title and Risk of Loss..........................................         8
6.   Disposition of Equipment after Termination......................         9
7.   Governing Law...................................................         9
8.   Responsibilities of the Parties.................................         9
9.   Liability of Spacenet and Customer..............................         9
10.  Termination and Suspension of Service...........................        10
11.  Force Majeure...................................................        11
12.  Confidentiality.................................................        11
13.  Severability....................................................        11
14.  Non-Waiver......................................................        11
15.  Relationship of the Parties.....................................        12
16.  Notices and Points of Contact...................................        12
17.  Counterparts....................................................        12
18.  Entire Agreement................................................        12
Section C--Network Implementation....................................        13
   Ordering Procedures...............................................        13
   Site Installations................................................        13
Section D--Operation and Maintenance.................................        16
   Network Operation.................................................        16
   Out-of-Scope Services.............................................        16
   Network Availability Commitment...................................        16
   Site Maintenance..................................................        17
   Software License and Support......................................        18

[LOGO]  Spacenet

--------------------------------------------------------------------------------

                                SERVICE AGREEMENT

SPACENET INC., with its headquarters at 1750 Old Meadow Road, McLean, Virginia 22102 ("Spacenet") hereby agrees to provide its satellite-based telecommunications services ("Service") to ZAPME! CORPORATION, having its principal place of business at 3000 Executive Parkway, Suite 150, San Ramon, CA 94583 ("CUSTOMER" OR "ZAPME!") pursuant to this Service Agreement ("Agreement") between them. Customer hereby agrees to take and pay for said Service pursuant to this Agreement.

The following sections are an integral part of this Agreement:

         Section A--Services and Prices

         Section B--General Terms and Conditions

         Section C--Network Implementation

         Section D--Operation and Maintenance

Under the terms of this Agreement, as set forth in further detail under Sections A - D herein, Spacenet will provide, install, and maintain certain telecommunications equipment ("Equipment") and licensed software ("Software") and will provide access to a geostationary orbit communications satellite ("Space Segment"), all of which will enable two-way data transmissions between Customer's headquarters in San Ramon, California and its remote locations with access to Customer's proprietary network ("Sites"). All obligations under this Agreement shall be performed by and between (i) Spacenet and (ii) Customer or its designated customers, agents or users. This Agreement does not create any rights in end-users or in any other third party not a signatory hereto. This Agreement will become effective on the date of the last party to sign below.

AGREED TO BY CUSTOMER:                                   ACCEPTED BY SPACENET:
ZapMe! Corporation                                       Spacenet Inc.
SIGNATURE:            /s/ Lance Mortensen                /s/ Sheldon Revkin
                      -------------------                ------------------
PRINTED NAME:         LANCE MORTENSEN                    Sheldon Revkin
                      ---------------                    --------------
TITLE:                CEO                                President
                      ---                                ---------
DATE:                 6/11/99                            6/11/99
                      -------                            -------

                          SECTION A--SERVICES AND PRICES

This Section contains Customer-specific information on the equipment and services to be provided by Spacenet. In the event of any conflict between this Services and Prices Section and the other Sections hereto, this Services and Prices Section shall prevail.

OVERVIEW

Under this Agreement Spacenet will provide Customer with certain SkyBlaster-TM-* equipment and services. SkyBlaster is a service comprised of equipment and software which enables geographically dispersed locations to exchange data transmissions via a satellite network. The SkyBlaster service operates on a point-to-multipoint network architecture. This document establishes the responsibilities of Spacenet and ZapMe!, and the prices, terms, and conditions under which SkyBlaster equipment and network services will be installed, operated, and maintained at Spacenet's shared hub and at remote locations designated by ZapMe! across the continental USA.

*        SkyBlaster is a trademark of Gilat Satellite Networks, Ltd.

Following is a diagram showing the key elements of the network:

                                                 [GRAPHIC]


NETWORK INFORMATION

Location of Spacenet's Shared Hub Uplinking          [*] provided that Spacenet reserves the right to redesignate the hub location
   facilities:                                       with 90 days notice to ZapMe!.*
                                                     * In the event Spacenet elects to move Customer from its shared hub in [*]
                                                     Spacenet shall reimburse ZapMe! for the following costs actually incurred by
                                                     ZapMe! in connection with the relocation: (i) one time termination fee for the terrestrial interconnect (ii) one time connection fee for the terrestrial interconnect and (iii) reasonable expedite fee for the terrestrial interconnect.
Location of Customer's SkyBlaster Hub equipment:     at Spacenet's Shared Hub Uplinking facilities
Minimum Site Order Quantity:                         [*] Sites (which includes retrofits of Legacy Site systems)*
                                                     * During the Agreement Term, Customer may order additional Sites at the price set forth under "Standard Service" below.
Minimum Site Order Installation Period:              Within 3 months from the Effective date of the Agreement
Minimum Site Service Term:                           36 months from Site installation
Minimum Network Service Term:                        36 months from installation of the Minimum Site Order Quantity
Protocols to be supported:                           TCP/IP and UDP at Spacenet's shared hub and at each remote Site
Customer's Bandwidth Allocation:                     Outbound channels (toward the remote sites)--bandwidth to support a [*] mbps carrier. Inbound channels (from the remote sites)--[*] MHZ. Bandwidth is subject to periodic review based on system performance and Customer will purchase additional bandwidth as necessary at the prices set forth below.

--------------------
[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.


Service Demarcation Points:                          At the Hub: output ports at the Customer provided Ethernet hub
                                                     At the VSAT: with Expanded Service--output ports of the Spacenet provided PC's;
                                                     without Expanded Service--input ports of the Customer provided PC's
VSAT Maintenance Option selected:                    8 am to 5 pm, Monday-Friday, local time, excluding holidays
Performance Specifications:                          Network Availability Commitment [*]



PRICES                                                                           FREQUENCY            PRICE
------                                                                           ---------            -----
STANDARD EQUIPMENT AND SERVICE                                                 Monthly, Per Site        [*]
------------------------------
Standard Service-Includes:
   1.2 Meter Antenna,
   One Standard Mount**
   Up to 400 Feet of IFL Cable, Non-Plenum (dual 200' cable run)
   Outdoor Unit-[*] ODU and LNB, Two PCI cards
      - DVB Receiver
      - Satellite Transmitter
   Support for One (1) Spacenet-Supported Software Protocol,
   Software License and Maintenance,
   48-state [*]-Band satellite capacity, non-preemptible and intra-satellite protected,
   Use of Spacenet's Shared Hub Facilities,
   Standard Installation,
   24-hour 2nd Level Help Desk Support,
   Standard On-Site Maintenance Support, 5 x 9 (8 am to 5 pm, Mon-Fri
     Business Days),
   Satellite Network capacity to support Customer's Bandwidth Allocation specified under "Network Information"***


* The price for Standard Service shall constitute the sole amount due to Spacenet from ZapMe! under this or any prior agreement for such Standard Service, subject to additional charges for all non-standard requirements and subject to the terms and conditions of this Agreement.

**       "Standard" mounts are: Non-penetrating, Close-in Wall,
         Medium Reach Wall, and I-Beam.

***      The space segment purchased from Spacenet as part of the Standard
         Service shall be dedicated to ZapMe!.


EXPANDED EQUIPMENT AND SERVICE
------------------------------
Expanded Service*-Includes:                                                       Monthly, Per Site      Quotation
   One permanent server
   Ethernet hub at the Receive Site
   Up to 25 Feet of CAT5 LAN cable
   5-15 client PCs.
   Expanded installation

* Both parties recognize that as of the Effective Date, Spacenet is unable to provide the Expanded Service and that Spacenet will notify
         Customer when it is able to provide such service. Upon such notification, Spacenet will provide and ZapMe! will have the option to purchase such Expanded Service (in addition to the Standard Service) at a mutually agreed to price for Sites not installed as of the date of notification.

--------------------
[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.


ADDITIONAL (OPTIONAL)ACCESSORIES/EQUIPMENT/SERVICES
---------------------------------------------------
Upgrade to 1.8 Meter Antenna w/Non Penetrating Roof Mount, if required                One-Time Charge                            [*]
Additional Required IFL Cable, Non-Plenum                                             One-Time Charge                            [*]
Additional Required CAT5 LAN Cable (25 ft)                                            One-Time Charge                            [*]
Additional client PC                                                                  Monthly, Per PC                            [*]
Remote Network Management System (NMS) Console                                                   Each                            [*]
Additional one m/bps outbound channel (if available)                                          Monthly                            [*]
Additional one MHz inbound channel (if available)                                             Monthly                            [*]
Non-Standard Installation/Optional Antenna Mounts                                                Each                      Quotation
7x16 Maintenance Option (8AM - Midnight, Local Time)                                         Per Site                            [*]
Maintenance Call for Damaged Equipment or other "non-covered" calls                                           T&M, with 1 hr minimum
Non-Covered Maintenance Call (T&M Rates):
   Business hours                                                                            Per Hour                            [*]
   After business hours and Saturdays                                                        Per Hour                            [*]
   Holidays and Sundays                                                                      Per Hour                            [*]
Site Survey, if required                                                                         Each                            [*]
Canceled Site Installation (Cancellation or Postponement with Four (4)                           Each                            [*]
   Business Days Advance Notice or Less)
Terminated Site Visit                                                                            Each                            [*]
Expedite Fee for Installations                                                                   Each                            [*]
Site Charge for Unordered Minimum Site Quantity                                      Monthly per Site                            [*]
   (after Minimum Site Order Installation Period)
Relocation (de-install/re-install) of standard mount,
1.2-meter sites
   (Same day, within 40 miles)                                                                   Each                            [*]

         Additional Requirements not detailed above shall be quoted on an individual basis.



--------------------
[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.

Notices and Points of Contact
-----------------------------

SPACENET:


Program Manager:                      For Payments:                                     Notices:
----------------                      -------------                                     --------
Jack Rathjen                          Accounts Receivable (703) 848-1330                Customer Contracts Dept.
SPACENET INC.                         SPACENET INC.                                     SPACENET INC.
1750 Old Meadow Road                  P.O. Box 60420                                    1750 Old Meadow Road
McLean, Virginia 22102                Charlotte, North Carolina 28260                   McLean, Virginia 22102
Telephone: (703) 848-1000                                                               Telephone: (703) 848-1511
FAX: (703) 848-1010                                                                     FAX: (703) 848-1184
CUSTOMER:
Technical Contact:                    Billing Address:                                  Notices:
----------------                      -------------                                     --------
Bruce Murray                          Accounts Payable                                  Lance Mortensen, Chairman - CEO
ZAPME! CORPORATION                    ZAPME! CORPORATION                                ZAPME! CORPORATION
3000 Executive Parkway                3000 Executive Parkway                            3000 Executive Parkway
San Ramon, CA 94583                   San Ramon, CA 94583                               San Ramon, CA 94583
(925) 543-0300 Phone                                                                    (925) 543-0300 Phone
(925) 543-0301 Fax                                                                      (925) 543-0301 Fax
                                                                                        copy to:
                                                                                        Bruce Bower
                                                                                        General Counsel
                                                                                        ZAPME! CORPORATION
                                                                                        3000 Executive Parkway
                                                                                        San Ramon, CA 94583
                                                                                        (925) 543-0300 Phone
                                                                                        (925) 277-9356 Fax


                    SECTION B - GENERAL TERMS AND CONDITIONS

1. TERM


The Term of this Agreement ("Agreement Term") shall commence on the date of the last party to sign on the signature page of this document ("Effective Date"). Each installed Site hereunder shall have the Minimum Site Service Term ("Minimum Site Service Term") set forth under "Network Information" of Section A. Service at each Site shall automatically continue after the Minimum Site Service Term to the End Date of the Agreement ("Agreement End Date"), which shall be the last day of service provided at the last Site, or the last day of the Minimum Network Service Term, whichever occurs last. To the extent that the Minimum Site Service Term has not expired at the Site, ceasing to do business at such Site by Customer shall not relieve Customer of its obligation pertaining to the Minimum Site Service Term. Any Site having completed its Minimum Site Service Term may be terminated by either party by providing at least sixty (60) days advance notification of termination. Notwithstanding the above, Spacenet shall only be obligated to provide the Services, equipment and software under this Agreement for six years commencing on the Effective Date, provided that the parties may mutually agree to extend this date.

2. CHARGES AND PAYMENTS


A. PAYMENTS-All payments made under this Agreement shall be in U.S. Dollars. The fees or prices for Services are as set forth in Section A. Spacenet will bill Customer for monthly charges one (1) month in advance of the month's service due and payable the last day of the billing calendar month (e.g. September 1 billing for October's service is due and payable September 30.) Monthly charges for partial months of Services will be prorated on a thirty
(30) day month basis. Invoicing for each Site shall commence once the Site is available for transmission service. Non-recurring charges will be accrued monthly and billed in arrears.

B. CREDIT-Spacenet shall provide ZapMe! a credit against Service fees equal to [*] per month for thirty-six months commencing on the Effective Date. In the event monthly Service fees are less than [*] per month, the difference may be applied to Service fees for subsequent months.

C. LATE PAYMENTS-In the event that any fees or charges are not paid in full by Customer when due, then Spacenet shall provide Customer with written notice of such non-payment. If Customer fails to cure such non-payment within ten (10) days after the date of such notice, then Spacenet, in addition to and not in lieu of its rights under Article 10 ("Termination and Suspension of Service") below, reserves the right to charge Customer a late payment charge calculated on the past due balance at the rate of one and one-half percent (1.5%) interest per month for each month or part thereof from the date the payment was due. This late payment charge will not be imposed on the portion of an invoice which may reasonably be under dispute by Customer, provided that Customer has paid the undisputed portion in full and has notified Spacenet of the disputed amount within 15 days of receipt of Spacenet's invoice along with a written explanation of the dispute based on the terms of this Agreement.

D. PRICE VALIDITY-With prior notice of 60 days, the hourly rates in Section A may be increased by Spacenet once per calendar year beginning in 2000 in an amount not to exceed the lesser of (a) five percent (5%), or (b) the

--------------------
[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.

percentage change from the previous year to the then-current year in the Consumer Price Index (the "Consumer Price Index for all Urban Consumers, All City Average"), as set forth by the US Department of Labor, Bureau of Labor Statistics, or any successor to such Index by such Bureau. Time and Materials Charges shall be applied at Spacenet's then-effective Time and Materials rate. All other prices contained herein shall remain fixed for service through the end of the initial Term of this Agreement.

E. MINIMUM COMMITMENT-In the event Customer does not order the Minimum Site Order Quantity for installation within the Minimum Site Order Installation Period or causes a delay in installation past the Minimum Site Order Installation Period, Spacenet shall commence billing for the unordered/uninstalled Sites up to and including the Minimum Site Order Quantity at the rate set forth for the pricing item entitled "Site Charge for Unordered Minimum Site Quantity." This charge shall apply on a monthly basis for each such unordered/uninstalled Site until such time as the Site has been installed, at which time the Minimum Site Service Term shall commence. Partial months of the Site Charge for Unordered Minimum Site Quantity shall be prorated based on a thirty (30) day month. In addition, after the Minimum Site Order Installation Period and until the Agreement End Date, Customer must pay each month, at a minimum, the Standard Service fee for the Minimum Site Order Quantity.

F. PURCHASE OPTION-With respect to each Site comprising the Minimum Site Order Quantity, on the last day of the Minimum Site Service Term, Customer has the option to purchase from Spacenet for [*] (plus any amounts outstanding for Standard Service with respect to such Site) all of the Spacenet provided equipment at such Site used to provide Spacenet's services hereunder to such Site. In the event Customer exercises its purchase option with respect to a Site, title to the Spacenet provided equipment at such Site used to provide Spacenet's services hereunder to such Site shall transfer to Customer upon payment of [*] (plus any amounts outstanding for Standard Service with respect to such Site).

3. TAXES AND FEES


The Service Fee and other charges under this Agreement are as set forth in Section A. These charges exclude all present and future taxes, duties, or fees of any nature, including, but not limited to federal, state, or local sales or use taxes, fees, excises, property or gross receipts taxes or fees, telecommunication taxes, license, access, or universal service fees, or other taxes or duties which may now or hereafter be levied on the services provided or on payments made under this Agreement. Any such taxes, fees, or duties, however denominated, which may now or hereafter be levied on the services provided, the Equipment installed, or payments made under this Agreement, excluding taxes based on Spacenet's net income, shall be paid by Customer. If Spacenet is required to pay or pays any of these, Customer shall promptly reimburse Spacenet for such payments including applicable penalties and interest, if any. Taxes, late payment charges, and other charges (other than those imposed due to Spacenet's negligence) will be invoiced following their accrual. Spacenet agrees to provide reasonable documentation supporting any such charges.

4. ASSIGNMENT


Either party may, on written notice to the other, assign its rights and obligations hereunder to (i) its parent

--------------------
[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.

corporation or an affiliated corporation owned by a common parent in connection with any corporate restructuring, and (ii) a third party entity in connection with the transfer of all or substantially all of the assigning party's assets to such entity or (iii) a successor entity in connection with a merger or acquisition resulting in a change of control of the assigning party. Except as provided above in this Section, either party may assign its rights and obligations under this Agreement to a third party only upon receiving the prior written consent of the other party, which consent may be reasonably conditioned but will not be unreasonably withheld. The parties agree that no assignments will be made unless the assignee agrees to accept in full the responsibilities and obligations of the assigning party.

5. TITLE AND RISK OF LOSS


A. TITLE-Title to the Equipment installed or provided by Spacenet under this Agreement shall remain with Spacenet. Customer shall not move the Equipment, nor permit the Equipment to be moved, modify the Equipment nor permit the Equipment to be modified, and Customer shall not permit any liens or encumbrances to be placed upon the Equipment. Spacenet shall have the right and authority acting in its own name or the name of Customer to complete and file such documents as its deems necessary to protect its security interest in or ownership of the Equipment or other equipment and Customer shall fully cooperate with and support all such filings by Spacenet.

B. RISK OF LOSS-Risk of loss or damage for Equipment shall pass to Customer upon installation of the Equipment at a Customer designated Site. Customer shall insure all Spacenet-owned equipment on Customer's premises against risk of loss or damage due to any cause other than normal wear and tear, and shall name Spacenet as a loss payee to the extent of its losses. Proof of such insurance by a national carrier shall be made available to Spacenet by Customer upon request by Spacenet. Customer shall notify Spacenet of any material change in such insurance coverage or insurance carrier.

6. DISPOSITION OF EQUIPMENT AFTER TERMINATION


A. REMOVAL-Upon expiration or termination of this Agreement or termination of Service at any Site, and unless ZapMe! has exercised its Purchase Option with respect to such Equipment, Spacenet may elect to remove all or portions of Spacenet-owned Equipment that was used to provide services hereunder, and, Customer shall use reasonable efforts to facilitate Spacenet's entry into all applicable premises to permit Spacenet to remove any such Equipment. Before exercising its right of removal, Spacenet shall provide ZapMe! with sixty (60) days advance written notice of its intention to exercise such right. Spacenet shall have the right to abandon any Spacenet-owned Equipment in place if it so elects, after written notice has been provided to Customer. If Customer wants Spacenet to remove any Equipment (antennas, mounts, etc.) that Spacenet has elected to abandon in place. Spacenet will do so on a time and materials basis. With regard to any Spacenet-licensed software that is contained in equipment that is abandoned in place, Customer agrees to follow Spacenet's instructions regarding the removal or disabling of any such software.

7. GOVERNING LAW


This Agreement shall be construed and enforced in accordance with and shall be governed by, the laws of the United States and of the State of New York. The parties agree to submit to the jurisdiction of the state and federal courts sitting in Denver, Colorado. Venue for any claims hereunder shall be a court of competent jurisdiction in or near Denver, Colorado.

8. RESPONSIBILITIES OF THE PARTIES


A. COMPLIANCE AND APPROVALS-Each party shall comply with all applicable governmental laws, rules and regulations. Each party is responsible to obtain local permits, landlord consents or other waivers or consents as set forth in Section C under "Site Installations" as may be necessary for Spacenet to install the Equipment and for Customer to make use of the communications services. The Customer is advised to obtain any such required permits or approvals well in advance of installation. If on-Site installation is prevented due to any of the above areas that are Customer's responsibility, the Terminated Site Visit charge shall apply. The obligations of Customer under this Agreement are not conditioned upon Customer's receipt of such authorizations or approvals.

B. BACKHAUL-Customer shall be responsible for all charges, non-recurring and recurring, and communications hardware, associated with all terrestrial communications links required for this service. Spacenet shall have no warranty obligations in connection with any terrestrial communications link, and the failure or disruption of such link shall not be included in Spacenet's network availability commitment.

C. INSURANCE-Each party, at its own expense, will obtain and/or maintain insurance to cover risks associated with their respective business activities detailed herein.

D. MINIMUM ORDER QUANTITY. Within the Minimum Site Order Installation Period stated in Section A of this Agreement, the Minimum Site Order shall have been installed.

E. MAINTENANCE OBLIGATIONS. Spacenet shall maintain the Equipment as provided in Section D of this Agreement.

9. LIABILITY OF SPACENET AND CUSTOMER


A. Customer shall defend, indemnify and save Spacenet harmless from and against injuries, loss or damage to Spacenet's employees or property or to the person or property of third parties to the extent they are caused by the willful or negligent acts or omissions of Customer (and all risk of loss and damage to the property caused by anyone other than Spacenet and its subcontractors while the property is in Customer's control or custody), and from and against all claims, expenses, or losses (including reasonable attorneys' fees and expenses) arising out of or in connection with the application or content of Customer's transmissions through the provided transmission services.

B. Spacenet shall defend, indemnify and save Customer harmless from and against injuries, loss or damage to Customer's employees or property or to the person or property of third parties to the extent they are caused by the willful or negligent acts or omissions of Spacenet (and all risk of loss and damage to the property caused by anyone other than Customer and its subcontractors while the property is in Spacenet's control or custody).

C. Each party shall defend, indemnify and save the other harmless from and against injuries, loss or damage to the other's employees or property or to the person or property of third parties to the extent they are caused by the willful or negligent acts or omissions of the perpetrating party or that of its subcontractors, agents, or representatives while performing their duties at Customer's or End-User's Sites.

D. Except for (a) the obligations to defend, indemnify and hold harmless provided in B and C above, and (b) any credits provided to Customer pursuant to Section D Spacenet's total liability under this Agreement shall in no case exceed the recurring charges paid to it by Customer during the six months immediately preceding the cause of action. Customer has accepted this limitation of liability for Services provided hereunder and understands that the price of the Services would be higher if Spacenet were requested to bear additional liability for damages.

E. Except for (i) its obligation to defend, indemnify and hold harmless provided in A and C above, (ii) any payment obligations hereunder and (iii) any liability arising out of or in connection with the application or content of its transmissions through the provided transmission services, Customer's total liability under this Agreement shall in no case exceed the recurring charging due to Spacenet during the six months immediately preceding the cause of action.

F. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTIES FOR INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, LOSS OR USE OF EQUIPMENT OR SERVICES, OR DAMAGES TO BUSINESS OR REPUTATION ARISING FROM THE PERFORMANCE OR NON-PERFORMANCE OF ANY ASPECT OF THIS AGREEMENT WHETHER IN CONTRACT OR TORT OR OTHERWISE, AND WHETHER ADVISORY HAS BEEN MADE OF THE POSSIBILITY OF SUCH DAMAGES.

G. EXCEPT AS STATED HEREIN, SPACENET PROVIDES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE RESPECTING SERVICES PERFORMED, LICENSED SOFTWARE, OR EQUIPMENT FURNISHED UNDER THIS AGREEMENT.

10. TERMINATION AND SUSPENSION OF SERVICE


A. Either party may terminate this Agreement only for default in the event of material breach by the other party if such breach continues for a period of sixty (60) days after written notice of intention to terminate describing the default is given by the non-breaching party and such event of breach is not remedied within the stated period. Notwithstanding the foregoing, Spacenet may, on thirty (30) days' written notice, suspend or terminate the Service to be provided under this Agreement due to Customer's non-payment of charges due. Upon termination for material default by either party. Customer shall cease utilizing the Service and shall remit to Spacenet upon receipt of a final invoice all amounts accrued or due to Spacenet up to and including the termination date. Customer hereby consents to the jurisdiction of any court or administrative agency having subject matter jurisdiction in which Spacenet may elect to bring an injunctive action to require Customer to cease using service at any or all Sites, as applicable, if Customer fails or refuses to do so after receipt of notice pursuant to this Article.

B. If default is due to the Customer, then Customer shall pay Spacenet (i) all applicable amounts due for Equipment and Services provided to date, (ii) all applicable amounts due for the lesser of (a) the remaining term or (b) fourteen
(14) months, and (iii) deinstallation, all in accordance with this Agreement. Either party may pursue any other remedies existing at law or in equity to the extent consistent with this Agreement and its governing law. Spacenet and Customer agree that damages to Spacenet resulting from a termination hereunder are not readily determinable either at the time of signing of this Agreement or at the time of its termination and that the amount of the liquidated damages is both necessary and reasonable. Either party may bring legal action for the violation or breach of this Agreement, and shall be entitled to recover reasonable attorneys' fees incurred in enforcing obligations as stated herein.

C. Sites which have completed their Minimum Site Service Term may be terminated without penalty, though Customer shall be liable to Spacenet for all obligations then accrued to Spacenet as of the effective date of termination. With sixty
(60) days notice and if a) at least one year of service have been rendered, and
b) if more
than six months remains under the term of the Agreement. Customer may terminate this Agreement by paying [*] of the total outstanding monthly
Standard Service charges for all Sites not having completed the Minimum Site Service Term.

11. FORCE MAJEURE


Neither party shall be liable for failure to perform its obligations under this Agreement to the extent such failure is due to causes beyond its commercially reasonable control, including but not limited to externally caused transmission interference and irreparable facility failure. In the event of a force majeure, the party invoking this Section shall notify the other party in writting of the events creating the force majeure and the performance obligations of the parties will be extended by a period of time equal to the length of the delay caused by the force majeure; provided, that if any such delay exceeds forty-five (45) days, then following such forty-five day period either party hereto may terminate the unperformed portions of this Agreement on ten (10) days' prior written notice to the other party.

12. CONFIDENTIALITY


The content of this Agreement shall be treated as confidential and shall not be disclosed by Customer or Spacenet to third parties without the prior written consent of the other party. The existence of this Agreement may be disclosed in advertising or publicity by either party, provided that such disclosure is approved in writing by the non-disclosing party prior to release for publication; provided, however, that either party may include the name of the other party in a serial list of customers or vendors (as applicable) of each others' products and services. Neither party may use the trademarks, trade names, or logos of the other party without prior written permission of the other party. Neither party shall disclose to third parties any proprietary information furnished or disclosed by the other party.

13. SEVERABILITY


In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and upon mutual agreement of the parties the invalid or unenforceable provision shall be replaced by a provision which, being valid and enforceable, comes as close as lawfully possible to the intention of the parties underlying the invalid or unenforceable provisions.

14. NON-WAIVER


The failure of either party to insist upon strict adherence to any material term or condition of this Agreement on any occasion shall not be considered a waiver of any right thereafter to insist upon strict adherence to that term or condition or any other material term or condition of this Agreement.

--------------------
[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.

15. RELATIONSHIP OF THE PARTIES


This Agreement is not intended by the parties to constitute or create a joint venture, pooling arrangement, partnership, agency or formal business organization of any kind. Spacenet and Customer shall be independent contractors with each other for all purposes at all times and neither party shall act as or hold itself out as agent for the other unless so designated in a separate writing signed by the principal, nor shall either party create or attempt to create liabilities for the other party.

16. NOTICES AND POINTS OF CONTACT


Except as otherwise provided, all important notices or other communications required or desired to be given or sent in connection with this Agreement shall be in writing and transmitted to the applicable party by hand delivery or U.S. certified mail, return receipt requested, postage prepaid. Invoices and other non-emergency communications may be transmitted via regular US mail or facsimile.

17. COUNTERPARTS


This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. ENTIRE AGREEMENT


This Agreement, including all Sections listed herein, comprises the entire and exclusive agreement of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, understandings, arrangements, proposals or representations whether written or oral, heretofore made between the parties hereto and relating to this subject matter. It does not, however, revoke or rescind any prior agreements for other services which may have been executed by the parties. This Agreement may be modified, changed or amended only by an express written agreement signed by duly authorized representatives of both parties stating that it is an amendment. Waivers, or purported waivers, of any provision of this Agreement shall be in writing and signed by an authorized officer of both parties.

                        SECTION C-NETWORK IMPLEMENTATION


ORDERING PROCEDURES


A. CONTENT OF ORDERS-Customer will notify Spacenet's designated Program Manager (via purchase orders or other mutually agreed-upon means of communication) by facsimile (or other mutually agreed upon means of communication) of specific VSAT Sites that it wishes Spacenet to install. ZapMe! will provide a rolling 90-day forecast of anticipated installation sites by the end of each month. In such notices, Customer must indicate:

          - The street, city, and state where the VSAT Equipment will be delivered and installed.

          - The requested installation date (as outlined within the time frames and procedures identified in this Agreement).

          - The name or title and phone number of the person at each VSAT Site authorized to work with Spacenet on all installation activities.

          - Any special instructions for the installation, including deviations to the standard equipment configuration specified in Section A.

          -         The Customer Unit number for the Site.

Additional ordering procedures applicable to "roll-out" installations are set forth in section D under "Site Installations" below.

B. SCHEDULING-Customer agrees to use its best efforts to work with Spacenet to schedule the initial Site roll-out in a geographically efficient manner.

C. PURCHASE ORDERS-Site Equipment and optional equipment and services may be ordered via Customer's own purchase orders, within the lead times provided by Spacenet. However, Customer understands and agrees that any such purchase orders are to be used only for purposes of facilitating the ordering of Equipment and Services under this Agreement, and for providing a purchase order number for Customer's accounting purposes. Customer agrees that, notwithstanding any statements to the contrary on Customer's purchase order or other documents, the provision of Equipment and Services as contemplated in this Agreement shall be governed solely by the terms and conditions of this Agreement, and that any terms and conditions of Customer's purchase order or other documents shall be null and void.

SITE INSTALLATIONS


A. STANDARD INSTALLATION-A Standard Installation includes the delivery and installation of the equipment set forth under "Standard Service" in Section A, and includes one (1) wall penetration for the cable run. The installation process consists of VSAT assembly, installing and pointing the VSAT antenna, installing the IFL cable, and installing and connecting the outdoor electronics. Other required efforts, such as the installation of cable conduits, trenching, or non-standard antenna mounts, are outside the scope of a Standard Installation and subject to quotation.

Until Spacenet notifies Customer that it is able to supply "Expanded Service" as set forth in Section A, the following shall apply:

(i) With respect to the SkyBlaster PCI hardware cards, at no additional cost to ZapMe!, Spacenet will deliver such cards to ZapMe!'s designated computer integrator for installation into ZapMe!-supplied PC's. ZapMe!'s computer integrator will install the SkyBlaster PCI cards into the server PC's to allow the SkyBlaster service to operate on the ZapMe!-supplied PC's. ZapMe! is responsible for the integration and installation of the SkyBlaster cards and any associated software (if required) for operation of ZapMe!'s services.

(ii) ZapMe! will provide to Spacenet, at Spacenet's expense, [*] fully integrated servers to be used by Spacenet as testing units to verify the installation and commissioning of the individual sites.

Following the successful commissioning of a site using a test server PC, Spacenet will remove the test server and notify ZapMe! that the site is available for ZapMe!'s designated computer integration service company to install the permanent server, the ethernet hub, associated cabling and the additional client PCs.

Spacenet recognizes that ZapMe! is currently utilizing SkySurfer 1 PCI cards in connection with all of ZapMe!'s VSAT sites as of the Effective Date provided by another service provider ("Legacy Sites"). As part of its Standard Service, Spacenet will migrate and upgrade ("retrofit") these Legacy Sites to the Spacenet provided service. Spacenet shall use commercially reasonable efforts to complete the retrofitting of the Legacy Sites within 60 days of the date of this Agreement.

Spacenet and ZapMe! will work together to perform the following items related to the upgrade of ZapMe!'s Legacy Sites:

1.       ZapMe! will provide a current list of Legacy Site locations.

2. ZapMe! will provide the site configurations of the Legacy Sites and a description of the equipment at the Legacy Sites.

3. Spacenet will evaluate the Legacy Sites and determine the extent to which ZapMe!'s existing equipment can be used with the Spacenet provided service, including PCI cards and antennas. Spacenet may use the existing equipment to meet its service obligations hereunder if it determines that such equipment is compatible with its service.

4.       ZapMe! and Spacenet will agree on a transition roll out schedule.

5. Once a transitioned Site becomes available for transmission on the Spacenet provided service, Spacenet will commence invoicing for such Site.

B. EXPANDED INSTALLATION-Both parties recognize that Spacenet will notify Customer when it is able to deliver and install the equipment set forth under "Expanded Service" in Section A. At such time Spacenet will provide and ZapMe! will have the option to purchase such Expanded Service.


--------------------
[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.

C. NON-STANDARD INSTALLATIONS-For any non-standard installation services or equipment, if the cost of the service or equipment necessary to complete installation is estimated to be equal to or less than [*] no prior approval is needed from ZapMe! and Spacenet may complete the installation and bill accordingly. However, if the non-standard installation service or equipment is estimated to be greater than [*] Spacenet shall not complete the installation unless they receive written approval from ZapMe!.

D. SPACENET RESPONSIBILITIES-As part of Spacenet's Standard installation (above), Spacenet or its agents will:

          - Obtain all licenses, permits, approvals, authorizations and clearances required by the FCC for the operation of the VSAT Equipment;

          - Render reasonable assistance by telephone to support Customer's efforts to secure landlord approvals at each Site.

          -         Handle equipment orders

          -         Provide installation services as described herein

          - Follow all applicable school safety procedures provided to Spacenet by Customer in writing.

E. CUSTOMER RESPONSIBILITIES-At each Customer Site, Customer or its agents will:

         - Designate one individual that is authorized to make decisions relating to the installation of Spacenet-provided Equipment at the particular Site and to interface with Spacenet during installation.

         - Obtain any landlord approvals, building or zoning permits or zoning variances required for each Site;

         - Provide to Spacenet any structural analyses or structural drawings as may be needed by Spacenet.

         - Pay Spacenet, on a Time and Materials basis, if Spacenet is required to attend zoning hearings or other public meetings in order to assist ZapMe! in obtaining a building or zoning permit or zoning variance.

         - Perform structural analyses, as required. The structure on which the antenna shall be located must provide adequate support for the antenna, and must provide an unobstructed line-of-sight view of the satellite year-round.

         - Provide building layout drawings as available for each Site type to the Spacenet installation manager at least thirty days prior to scheduled commencement of installation.

         - Provide a suitable secure area for installation of the antenna and all outdoor and indoor electronics associated with the Equipment.

--------------------
[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.

         - Provide or cause to be provided standard electrical requirements (a 120 volt electrical power receptacle within five (5) feet of the server location, preferably with a separate 15 amp. circuit breaker) and environmental conditioning requirements as may be required in order to meet Spacenet-provided specifications and/or local Building Department codes. The server portion of the VSAT system shall be located in an area suitable for a personal computer, in a clear space, 18"D x 20"W x 10"H, adequately ventilated to provide air circulation about the server and to be free of excessive dust or dirt, preferably air conditioned.

         - Subject to Customer's or schools' security policies and procedures, provide Spacenet or its agents with access and egress to the VSAT site and indoor communications equipment location at all reasonable times for installation and maintenance of the Equipment.

         - Subject to the Non-Standard Installation paragraph above, pay for any special conveyances (e.g. crane), services, or facilities for transporting Equipment (e.g., the VSAT antenna) and any materials that cannot be manually conveyed to the point of installation.

         - Arrange and pay for union labor if the local jurisdiction requires labor union members to perform or supervise the VSAT installation.

F. SCHEDULING ROLL-OUT INSTALLATIONS AND INDIVIDUAL INSTALLATIONS-For Roll-out Installations (Minimum Site Order Quantity installed within Minimum Site Order Installation Period", as set forth under the "Network Information" paragraph of Section A), Spacenet and Customer shall agree to a mutually acceptable overall roll-out installation schedule for the installation of Equipment at Customer's Sites. Spacenet shall plan the specific roll-out schedule and routing of the installations. For Individual Installations (installations outside the Roll-out Installation described above), Spacenet will perform installations consistent with the Spacenet-provided lead times. In any event, Spacenet will use commercially reasonable efforts to install up to [*] Sites per month provided that Customer delivers its purchase order for such installations at least thirty
(30) days prior to the requested installation date. There will be no Site Survey charge applicable if Spacenet is able to perform an installation on its first visit using one of the standard antenna mounts carried by the installer. Upon arrival of the Spacenet installers at a Site, if it is determined that one of the standard antenna mounts cannot be used, or if the Site is determined to be non-Standard for other reasons, a Site Survey will be performed at that time instead of the installation activity, and the installation will be rescheduled to include the non-standard equipment and installation activities, subject to Customer's approval of Spacenet's quotation for any non-standard items or services not already priced in this Agreement. Late cancellation or postponement of an installation, which is defined as cancellation or postponement less than four (4) business days in advance of the scheduled installation, will result in a Canceled Site Installation charge. A Terminated Site Visit charge will be paid if Spacenet is not granted access to a site on the scheduled installation date, or if the site is not ready for a VSAT installation on the scheduled install date (e.g., site under construction, no A/C power, local approvals not obtained, etc.)


--------------------
[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.

                       SECTION D-OPERATION AND MAINTENANCE

NETWORK OPERATION

Spacenet is responsible for the overall operation of Customer's network. This consists of activating new sites and deleting and re-locating existing sites under Customer's direction. Customer is responsible to promptly notify Spacenet of potential site problems following Customer's first-level diagnostics. Spacenet is responsible for the operation of the network to meet the Performance Specifications identified under "Network Information" of Section A.

OUT-OF-SCOPE SERVICES

If Customer desires Spacenet's assistance for such tasks as adding new applications to the network, network analyses, system optimization, etc., Customer may make such request by providing details of the request in writing to the Spacenet program manager. Spacenet will then respond with a fixed-price quotation for performing the requested tasks along with an estimate of the time it will take to perform the tasks. If Customer accepts Spacenet's estimate and price, Spacenet will proceed with the tasks.

NETWORK AVAILABILITY COMMITMENT

The transmission services provided by Spacenet to Customer under this Agreement have an overall Network Availability Commitment as set forth under Network Information in Section A (calculated by dividing the number of on-line service minutes by the number of total possible service minutes), averaged over an annual basis. The annual measurement period shall commence when the minimum site commitment has been installed. Spacenet shall provide Customer a credit against future Service fees whenever the total of all service interruptions causes the actual annual average Network Availability to fall below the Network Availability Commitment. The credit shall be [*] times the mathematical product of (i) the Network Availability Commitment less the actual annual average network availability rounded to the nearest tenth of a percent (for example: .9953 would be rounded to .995), and (ii) the total Monthly Recurring Service Fee times the number of active Sites. The total amount of such credit shall not exceed the total of all Service Fees for one month.

The Network Availability Commitment is measured over a 12-month period and includes the following elements:

         VSAT equipment

         Hub earth station equipment

         Satellite transponder

         Hub sun transit

Spacenet will be relieved of its Network Availability Commitment to the extent that any service interruptions are due to:

         - failure or interruption of service due to the failure or non-performance of any terrestrial equipment, connections, or services not provided to Customer by Spacenet's affiliates,

--------------------
[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.

          - action or inaction by Customer, its employees, invitees, third parties, including, but not limited to, changes in applications, protocols, or transmission parameters from those tested and approved by Spacenet,

          - Customer-scheduled/approved down-time (maintenance, upgrades, etc.),

          -         breach of this Agreement by Customer,

          - any other cause beyond Spacenet's reasonable control, to include but not be limited to those actions set forth under the Force Majeure provision of this Agreement,

          -         failure or unavailability of the Customer's Data Center.

SITE MAINTENANCE

A. MAINTENANCE DEFINITIONS-Subject to the terms and conditions hereof, Spacenet shall provide maintenance support for all Equipment provided as part of this Agreement as well as the PCI cards and SkyBlaster hub purchased from Gilat Satellite Networks, Ltd. as of the Effective Date. Such maintenance shall consist of:

          - Equipment maintenance which includes travel to and from the Site and technical trouble-shooting to isolate any problems;

          - labor for on-Site repair and replacement, as required, of malfunctioning Equipment;

          -         diagnostic support and repair of malfunctioning Equipment;

          -         software maintenance as needed for one protocol;

          - coverage during Spacenet's normal Business Hours, provided, however, that if the 7x16 ("Extended") maintenance option in Section A is selected, the maintenance hours shall be from 8AM-Midnight, local time.

"Business Hours" means Monday through Friday, 8:00 a.m. to 5:00 p.m., excluding holidays, local time of the serving field service center Business Day.

"Business Day" is defined as a day on which the serving field service center is open for business. The excludes Saturdays, Sundays and Federal, state and local holidays as applicable in the US, and Saturdays, Sundays, and local holidays as applicable in each foreign country. US Federal holidays observed by Spacenet maintenance and service personnel are:

      New Year's Day*                      Labor Day
     President's Day                    Thanksgiving Day
       Memorial Day              The day after Thanksgiving Day
    Independence Day*                    Christmas Day*

         * If the holiday falls on a Saturday or Sunday, it will be observed on the nearest Friday or Monday, as observed by Federal employees.

B. MAINTENANCE RESPONSE TIME-Spacenet will respond to Maintenance Calls or other indications of malfunction by dispatching a service technician to the Site to repair or replace the defective component unless the trouble can be otherwise corrected through remote repair. No less than [*] of the time, Spacenet shall respond to Maintenance Calls no later than the next Business Day. In all other instances, Spacenet shall respond to maintenance calls on a commercially reasonable effort basis but no later than [*] Business Days. The average response time will be based on results experienced during the prior 12-month period of operation.

C. CUSTOMER'S MAINTENANCE RESPONSIBILITIES-Customer shall perform first-line troubleshooting to attempt to assess whether a problem reported at a Site is due to Spacenet-provided Equipment that needs repair, or some other cause. Calls and requests for maintenance support shall be made only from Customer's "Central Trouble Reporting Point." Response to maintenance calls from the Customer's Central Trouble Reporting Point is predicated upon advisory by the Customer at the time of notification of the service interruption that an authorized representative shall be available at the Site to receive the Spacenet maintenance technician(s), including security escort, if required. In the event the Customer cannot verify that a representative and/or security escort will be represent, Spacenet shall not dispatch or have dispatched a maintenance technician until such time as the the Customer can verify that a representative shall be available at the Site to receive the maintenance technician(s) and contacts Spacenet with such information. Upon dispatch of a maintenance technician, if an authorized representative is not available at the site to receive the maintenance technician(s), including security escort, if required, the Terminated Site Visit Charge shall apply and the period for Spacenet's calculation of the service interruption period shall cease until such time as a maintenance technician is granted access to the site.

ZapMe! will install and maintain a dedicated 56 Kbps line and equipment connecting ZapMe!'s help desk in San Ramon, California to Spacenet's shared hub network management system in order to perform remote diagnostics. Spacenet shall provide Customer with remote access to Spacenet's shared hub network management system in order for Customer to perform such remote diagnostics.

D. MAINTENANCE EXCLUSIONS-Spacenet's maintenance obligations under this Agreement do not include provision of consumable supplies, repair or replacement of Equipment failures or malfunctions caused by improper installation, operations, or maintenance by other than Spacenet authorized representatives, relocation or modification by Customer or others not under Spacenet's control, failure or interruption of Customer-provided terrestrial communications or electrical power, accident, fire, lightning, snow, snow removal, or other hazards beyond normal range of use, vandalism, trouble calls where no problem is found and the reported problem does not repeat within five calendar days, or failures or malfunctions resulting from exposure of the Equipment to conditions beyond its reasonable operating conditions. Any such failures and malfunctions will be repaired as authorized by Customer on a commercially reasonable effort basis and billed to Customer on a time and materials basis at Spacenet's then-effective prices. Customer shall use reasonable efforts to facilitate access as required for maintenance of the Equipment during maintenance hours, including appropriate security escort when required. Failure to grant or have granted access during a maintenance call will result in a Terminated Site Visit charge.

SOFTWARE LICENSE AND SUPPORT

A. "Licensed SOFTWARE" means any computer program, including any modifications, updates, or additions which may be included by Spacenet in any or with provided Equipment as object code or in executable form in any medium, and related materials such as diagrams, manuals and other documentation which are for use in the Equipment provided to Customer under this Agreement.

B. By their signature of this Agreement, Spacenet grants to Customer and Customer accepts a non-exclusive

--------------------
[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.

license to use or have used the Licensed Software as it resides in Spacenet's Equipment, but only for the purpose of causing such Equipment to operate for the provision of transmission services and not otherwise. Customer shall not permit any third party to gain access to the Licensed Software or transfer the Licensed Software to any third party, copy or permit to have copied the Licensed Software, reverse engineer, disassemble, de-compile, or transmit the Licensed Software in any form or by any means. Violation of these restrictions shall entitle Spacenet to terminate this License of Software without liability, take possession of the Equipment, software, and terminate this Agreement for default. Licensed Software is and shall remain the exclusive property of Spacenet or Spacenet's vendors. No license other than the specifically stated herein is granted to Customer, and Customer shall have no right under patent, trademark, copyright, trade secret or other intellectual property of Spacenet or Spacenet's vendors other than that granted herein.

C. Spacenet's monthly charges include Software License and software support for the term of the Agreement. During this term, Spacenet will provide remedial software support services so that Spacenet's software operates on the Spacenet-provided equipment in accordance with the Performance Specifications of this Agreement. For clarity, the parties understand that this software support consists of software maintenance, fixes, work-arounds, etc. which implement the features and functionality already committed to by Spacenet in this Agreement. Software releases or upgrades which provide NEW product functionality or features beyond the functionality or features already committed to under this Agreement may be offered and quoted to Customer as they become available, including new features and functionality specifically requested by Customer. Otherwise, for so long as Customer remains current in its payment of monthly charges hereunder, there is no additional charge for Software releases or upgrades that Spacenet may incorporate into its shared hub services to Customer.

D. Spacenet warrants to Customer through the initial term of this Agreement that the software that operates in the Spacenet-provided Equipment under this Agreement is "Year 2000 Capable," meaning that (1) its functionality will not be materially adversely affected as a result of the date change from 1999 to 2000, including leap year calculations, provided that all Customer-provided or other non-Spacenet-provided products and equipment used with the Equipment function properly including, without limitation, property exchanging date data with the Equipment; and (2) to the extent applicable to the Equipment's normal operating specifications and subject to any upper and lower limits in the Equipment's systems design, the Equipment will accept, store, retrieve, compare and otherwise process dates of January 1, 2000 and later. This warranty is subject to the limitations set forth in Article 9 of this Agreement.

                                 Amendment No. 1
                              To Services Agreement
                  Between ZapMe! Corporation and Spacenet Inc.

          This document will become effective as Amendment No. 1 to the Services Agreement between Spacenet Inc. ("Spacenet") and ZapMe! Corporation ("ZapMe!") as of the date of the last party to sign below.

WHEREAS, Spacenet and ZapMe! executed a Services Agreement on June 11, 1999 (hereinafter collectively referred to as the "Agreement"); and

WHEREAS, the parties wish to amend the price for Standard Equipment and Service in Section A of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the parties agree as follows:

1. The price for Standard Equipment and Service in Section A of the Agreement is hereby deleted in its entirety and replaced with the following:

STANDARD EQUIPMENT AND SERVICE     FREQUENCY              SITES        PRICE(1)
------------------------------     ---------              -----        --------
                                   Monthly, Per Site      1-510             [*]
                                   Monthly, Per Site      511-1,613         [*]
                                   Monthly, Per Site      1,614 and up      [*]
   Standard Service - Includes:
   1.2 Meter Antenna,
   One Standard Mount(2)
   Up to 400 Feet of IFL Cable, Non-Plenum (dual 200' cable run)
   Outdoor Unit (3) - 500 mw ODU and LNB,
   Two PCI cards
   - DVB Receiver(4)
   - Satellite Transmitter(5),
   Support for One (1) Spacenet-Supported Software Protocol,
   Software License and Maintenance,
   48-state [*]-Band satellite capacity, non-preemptible and intra-satellite protected,
   Use of Spacenet's Shared Hub Facilities,
   Standard Installation, 24-hour 2nd Level Help Desk Support,
   Next Business Day Maintenance Support,
   Satellite Network capacity to support Customer's Bandwidth Allocation specified under "Network Information"(6)

-----------------
(1) The price for Standard Equipment and Service shall constitute the sole amount due to Spacenet from ZapMe! under this or any prior agreement for such Standard Equipment and Service, subject to additional

--------------------
[*]Confidential treatment has been requested with respect to certain information contained in this document. Confidential portions have been omitted from the public filing and have been filed separately with the Securities and Exchanges commission.

         charges for all non-standard requirements and subject to the terms and conditions of this Agreement.

(2) "Standard" mounts are: Non-penetrating, Close-in Wall, Medium Reach Wall, and I-Beam.

(3) Outdoor Units will not be provided by Spacenet as part of the Standard Service for the first 510 Sites installed under this Agreement. Outdoor Units for such Sites will be provided by ZapMe!

(4) DVB Receivers will not be provided by Spacenet as part of the Standard Service for the first 1,613 Sites installed under this Agreement. DVB Receivers for such Sites will be provided by ZapMe!

(5) Satellite Transmitters will not be provided by Spacenet as part of the Standard Service for the first 510 Sites installed under this Agreement. Satellite Transmitters for such Sites will be provided by ZapMe!

(6) The space segment purchased from Spacenet as part of the Standard Service shall be dedicated to ZapMe!.

2.       Nothing contained in the Agreement effects Customer's
                  obligations to purchase from Gilat Satellite Networks, Inc. ("Gilat") the equipment specified in Customer's Purchase Order No. 339 and Purchase Order No. 340 to Gilat dated November 24, 1998.

3. Terms not otherwise defined herein shall have the meanings set forth in the Agreement.

4. This Amendment No. 1 and the Agreement comprise the entire agreement and understanding between the parties with respect to the subject matter hereof. Unless specifically amended herein, the terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Amendment No. 1 and the Agreement, the terms of this Amendment No. 1 shall prevail.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the Agreement to be executed as of the date of the last party to sign below.

AGREED TO BY ZAPME!:                                     ACCEPTED BY SPACENET:
ZapMe! Corporation                                       Spacenet Inc.
SIGNATURE:            /s/ Robert A. Stoffregen           /s/ Yoel Gat
                      -------------------------          ------------
PRINTED NAME:         Robert A. Stoffregen               Yoel Gat
                      ---------------------              --------
TITLE:                CFO                                CEO
                      ----                               ---
DATE:                 7/19/99                            7/19/99
                      --------                           -------